EXHIBIT 99.1
For Immediate Release

Hasbro Reports Third Quarter 2023 Financial Results
Games and Digital Drive Strong Adjusted Profit and Margin Growth

Pawtucket, R.I., October 26, 2023 -- Hasbro, Inc. (NASDAQ: HAS), a leading toy and game company, today reported financial results for the third quarter 2023.

“Our third quarter results highlight the strength of Hasbro’s diversified toy and game portfolio and the progress we have made on our transformation,” said Chris Cocks, Hasbro chief executive officer. “Wizards of the Coast and Digital Gaming delivered a standout performance across strength in MAGIC: THE GATHERING and DUNGEONS & DRAGONS, particularly the blockbuster August release of Baldur's Gate III. We are taking action to address the tougher macro environment across Toys and Entertainment and are positioning the Company to return to profitable growth. Building on the strategy we outlined a year ago, we're growing share behind our Franchise Brands in core categories, driving savings and investment capacity through operational excellence, and building new growth for the Company across games, direct to consumer and licensing. With the upcoming sale of the eOne Film and TV business, we are refocusing our Company on what has traditionally made us great, the business of play.

“We believe in the long-term growth potential of toys and are leaning in. Our plan for Q4 is to drive share over the holiday, exit the year with clean inventory, a much-improved corporate overhead, and a clear runway for introducing new product innovation and go to market support in the quarters ahead.”

“We are making good progress on our transformation and the work we have done to date has positioned us well to grow our world-class gaming portfolio and strengthen our Toy business,” said Gina Goetter, Hasbro chief financial officer. “We continue to make progress in lowering inventory levels and are on track to meet our long-term gross cost savings goals earlier than expected.

“Although the impact of the broader Toy category declines has changed our Consumer Products and total Hasbro outlook, we are growing share in the categories where we compete and beginning to see the benefits of our cost savings initiatives play through the P&L. Resetting our cost base and removing complexity will help ensure we are well positioned as we sharpen our innovation pipeline for 2024 and 2025.”

Highlights

•Q3 Hasbro, Inc. revenue declined 10% with significant growth in Wizards of the Coast and Digital Gaming segment (+40%) not able to offset the declines in Consumer Products (-18%) and Entertainment (-42%)
•Wizards of the Coast revenue growth driven by the success of licensed digital games Baldur’s Gate III and Monopoly Go! which drove $63 million of incremental revenue in Q3.
•Consumer Product revenue decline result of exited licenses and softer category trends; share increased across four of the five focus categories.
•Operating profit loss of $169.5 million; Adjusted operating profit of $342.6 million; Adjusted operating profit margin of 22.8% was +6.7 margin points ahead of last year due to the mix benefit from the growth in licensed digital games and cost savings outpacing inflation.

•Adjusted results exclude the pre-tax impact of loss on assets held for sale of $473 million related to the planned sale of the eOne Film and TV business.
•On track to deliver approximately $200 million of gross cost savings in 2023 as part of Operational Excellence initiative.
•Reduced owned inventory 27%, including a 34% decline in Consumer Products inventory.
•Updated 2023 guidance reflects impact of lower revenue outlook for Consumer Products segment; no change to outlook for Wizards of the Coast and Digital Gaming or Entertainment segments.
•Sale of eOne Film and TV business on track to close by year end.

Third Quarter and Year-to-Date 2023 Financial Results

$ Millions, except earnings per share	Q3 2023	Q3 2022	% Change	YTD 2023	YTD 2022	% Change
Net Revenues[1]	$1,503.4	$1,675.9	-10%	$3,714.4	$4,178.2	-11%

Operating Profit (Loss)	$(169.5)	$194.3	>-100%	$(340.2)	$533.4	>-100%
Adjusted Operating Profit[2]	$342.6	$270.5	27%	$526.6	$653.3	-19%

Net Earnings (Loss)	$(171.1)	$129.2	>-100%	$(428.2)	$332.4	>-100%
Net Earnings (Loss) per Diluted Share	$(1.23)	$0.93	>-100%	$(3.09)	$2.39	>-100%

Adjusted Net Earnings[2]	$227.8	$196.2	16%	$296.5	$436.2	-32%
Adjusted Net Earnings per Diluted Share[2]	$1.64	$1.42	16%	$2.13	$3.14	-32%

EBITDA[2]	$(115.3)	$267.1	>-100%	$(170.8)	$726.5	>-100%
Adjusted EBITDA[2]	$401.5	$345.5	16%	$698.8	$845.9	-17%
1Foreign exchange had a favorable $22.6 million and $3.3 million impact on third quarter and year-to-date 2023 revenue, respectively.
2See the financial tables accompanying this press release for a reconciliation of GAAP and non-GAAP financial measures, namely, adjusted operating profit, adjusted net earnings, adjusted net earnings per share and adjusted EBITDA. Including, among other items, $473.0 million ($369.0 million after-tax) for the quarter and nine months ended October 1, 2023 related to the planned sale of the eOne Film and TV business not directly supporting the Company's Entertainment Strategy within the Entertainment segment. The assets and liabilities of these businesses were revalued and disclosed separately on the balance sheet.

Third Quarter and Year-to-Date 2023 Segment Performance

Q3 2023 Major Segments ($ Millions)	Net Revenues			Operating Profit (Loss)		Adjusted Operating Profit (Loss)[1]
	Q3 2023	Q3 2022	% Change	Q3 2023	Q3 2022	Q3 2023	Q3 2022
Consumer Products	$956.9	$1,160.8	-18%	$96.1	$136.8	$107.0	$145.8
Wizards of the Coast and Digital Gaming	$423.6	$303.5	40%	$203.4	$102.2	$203.4	$102.2
Entertainment	$122.9	$211.6	-42%	$(468.5)	$(28.9)	$8.1	$5.9
Corporate and Other	N/A	N/A	N/A	$(0.5)	$(15.8)	$24.1	$16.6

YTD 2023 Major Segments ($ Millions)	Net Revenues			Operating Profit (Loss)		Adjusted Operating Profit (Loss)[1]
	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	YTD 2023	YTD 2022
Consumer Products	$2,132.5	$2,567.8	-17%	$61.5	$138.9	$93.8	$167.8
Wizards of the Coast and Digital Gaming	$1,094.4	$986.1	11%	$422.5	$434.2	$422.5	$434.2
Entertainment	$487.5	$624.3	-22%	$(801.4)	$(2.4)	$(15.2)	$49.9
Corporate and Other	N/A	N/A	N/A	$(22.8)	$(37.3)	$25.5	$1.4
1See the financial tables accompanying this press release for a reconciliation of GAAP and non-GAAP financial measures, namely, adjusted operating profit, adjusted net earnings, adjusted net earnings per share and adjusted EBITDA. Including, among other items, $473.0 million ($369.0 million after-tax) for the quarter and nine months ended October 1, 2023 related to the planned sale of the eOne Film and TV business not directly supporting the Company's Entertainment Strategy within the Entertainment segment. The assets and liabilities of these businesses were revalued and disclosed separately on the balance sheet.

Third Quarter 2023 Segment Commentary & FY 2023 Outlook
Consumer Products Segment
•Revenue decrease of 18% driven by exited businesses, industry trends, and prioritization of inventory management across both owned and retail inventory.
•Adjusted operating profit margin of 11.2% declined -1.4 margin points versus last year driven by product mix and higher cost to move inventory.

Wizards of the Coast and Digital Gaming Segment
•Revenue increase of 40% driven by >100% increase in Digital and Licensed Gaming revenue behind Baldur's Gate III from Larian Studios and to a lesser extent Monopoly Go! from Scopely.
•Tabletop revenue increased 18% behind growth in MAGIC: THE GATHERING including Wilds of Eldraine and Commander Masters releases and continued strong sales of Universes Beyond including The Lord of the Rings: Tales of Middle-earth sets.
•Operating profit grew 99% and operating profit margin of 48.0% was +14.3 margin points versus last year behind high-margin digital gaming revenue and growth in MAGIC: THE GATHERING.

Entertainment Segment
•Revenue decline of 42% driven by lower Film and TV revenue due to the writers' and actors' strikes impact on Film and TV revenue; Family Brands revenue grew +53%.
•Operating loss includes $473.0 million (non-cash) related to the planned sale of the eOne Film and TV business.
•Adjusted operating profit grew 37% and operating profit margin increased +3.8 margin points to 6.6%. The profit growth and margin improvement resulted from exiting businesses, lower program amortization, and lower compensation expense.
Third Quarter and Year-to-Date 2023 Brand Portfolio

Brand Performance[1] ($ Millions)	Net Revenues
	Q3 2023	Q3 2022	% Change	YTD 2023	YTD 2022	% Change
Franchise Brands	$1,011.0	$939.8	8%	$2,412.8	$2,416.2	0%
Partner Brands	$228.2	$349.9	-35%	$533.8	$775.8	-31%
Portfolio Brands	$170.3	$209.0	-19%	$369.4	$457.4	-19%
Non-Hasbro Branded Film & TV	$93.9	$177.2	-47%	$398.4	$528.8	-25%
1Effective in the first quarter of 2023, the Company realigned its Brand Portfolios to Franchise Brands, Partner Brands, Portfolio Brands and Non-Hasbro Branded Film & TV. Franchise Brands include DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS. A schedule of historical quarterly revenue is available at https://investor.hasbro.com/ under Financials & Filings.

Franchise Brands
•Franchise Brands revenue increased 8% in the quarter driven by digital and tabletop growth for DUNGEONS & DRAGONS, MAGIC: THE GATHERING, Hasbro Gaming and TRANSFORMERS products.

Partner Brands
•Total Partner Brand revenue was down -35% in the quarter due to license exits, general industry softness and lapping strong entertainment slate last year.

Portfolio Brands
•Total Portfolio Brands revenue was down -19% in the quarter driven by the ongoing reprioritization of investment to support Franchise Brands, as well as transitioning select brands to a licensing model.
•Relaunch of FURBY positively contributed to the quarter and is among Top Toy Lists and awards for the holiday season.

Third Quarter and Year-to-Date 2023 MAGIC: THE GATHERING and Hasbro Total Gaming

	Net Revenues
$ Millions	Q3 2023	Q3 2022	% Change	YTD 2023	YTD 2022	% Change
MAGIC: THE GATHERING	$287.4	$239.3	20%	$827.5	$802.0	3%
Hasbro Total Gaming[1]	$628.0	$508.6	23%	$1,505.7	$1,415.7	6%
1Hasbro’s Total Gaming Category includes all gaming revenue, most notably MAGIC: THE GATHERING, Hasbro Gaming and DUNGEONS & DRAGONS.

Capital Priorities and Dividend
During the third quarter and year-to-date, Hasbro paid $97 million and $291 million, respectively, in cash dividends to shareholders. The next dividend of $0.70 per common share was previously declared and will be payable on November 15, 2023 to shareholders of record at the close of business on November 1, 2023.

The Company continues to target Debt to EBITDA ratio of 2.0 to 2.5 times. Pending the outcome of the sale of the eOne Film and TV business, the Company anticipates prioritizing the sale proceeds toward paying down debt. The Company remains committed to maintaining its investment grade rating.

Operational Excellence Program
In support of Hasbro's Blueprint 2.0 strategy, Hasbro implemented an Operational Excellence program to deliver $250-300 million in annualized gross cost savings by year-end 2025. Year-to-date 2023, the Company realized $154 million of gross savings and is on track to achieve over $200 million of in-year gross cost savings for the full-year 2023. Expected cash costs to implement the program are approximately $200 million, of which $65 million was spent year-to-date 2023 and $82 million in total since the program launch. A $6.4 million after-tax charge was recorded in the third quarter 2023 associated with the execution of the program.

Company Outlook
The outlook incorporates the impact of the broader Toy category declines, which is impacting the Consumer Product Segment. The guidance continues to assume eOne Film and TV is included for the entire fiscal year and guidance will be updated once the eOne Film and TV sale transaction is complete.

The Company now expects:
•Revenue decline of 13 - 15% driven by softer toy outlook in Consumer Products.
◦Reducing Consumer Product guidance to down mid- to high-teens versus last year.
◦No change to Wizards of the Coast and Digital Gaming Segment of up high-single digits.
◦No change to Entertainment segment to down 25 - 30%.
•Adjusted operating margin of 13.0% - 13.5%1.
•Adjusted EBITDA of $900 - $950 million1.

•Operating Cash Flow of $500 - $600 million.

1The Company is not able to reconcile its forward-looking non-GAAP adjusted operating profit margin, adjusted earnings per diluted share and adjusted EBITDA measures because the Company cannot predict with certainty the timing and amounts of discrete items such as charges associated with its cost-savings program, which could impact GAAP results. Guidance does not reflect the announced sale of select entertainment assets. The Company plans to update its outlook upon completion of the transaction.

Conference Call Webcast
Hasbro will webcast its third quarter 2023 earnings conference call at 8:00 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.

About Hasbro
Hasbro is a leading toy and game company whose mission is to entertain and connect generations of fans through the wonder of storytelling and exhilaration of play. Hasbro delivers engaging brand experiences for global audiences through toys, consumer products, gaming and entertainment, with a portfolio of iconic brands including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, Hasbro Gaming, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands.

Hasbro is guided by our Purpose to create joy and community for all people around the world, one game, one toy, one story at a time. For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, one of the World’s Most Ethical Companies by Ethisphere Institute and one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50. For more information, visit https://corporate.hasbro.com.

© 2023 Hasbro, Inc. All Rights Reserved.

Forward Looking Statement Safe Harbor
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our business strategies and plans; expectations relating to inventory; expectations relating to products, gaming and entertainment; anticipated cost savings; financial targets; anticipated financial performance for 2023; and expectations relating to the announced sale of the non-core eOne film and TV business, including the timing of completion and use of proceeds. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties.

Factors that might cause such a difference include, but are not limited to:
•our ability to successfully execute on our Blueprint 2.0 strategy, including to focus on and scale select business initiatives and brands to drive profitability and to achieve anticipated cost savings;
•our ability to successfully compete in the play and entertainment industry;
•our ability to successfully evolve and transform our business and capabilities to address the global consumer landscape;
•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•risks relating to our ability to successfully complete the announced sale of the eOne Film and Television business, including uncertainty as to whether the transaction will be completed in a timely manner or at all; the conditions precedent to completion of the transaction will be satisfied; risks of unexpected costs, liabilities or delays; the effect of ongoing actors’ strikes; and the effect of the announcement, pendency or consummation of the transaction on customers, employees, actors, writers, producers and operating results;
•inflation and downturns in global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our retail customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•our dependence on third party relationships, including with third party manufacturers, licensors of brands, studios, content producers and entertainment distribution channels;
•the risk that any prolonged strike by, or lockout of, one or more of the unions that provide personnel essential to the production of films or television programs, such as the ongoing strike by the actors' unions, could delay or halt our ongoing development, production and distribution activities; halts or delays, depending on the length of time, could cause a delay or interruption in our release of new films and television programs, which could impact our entertainment business;
•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•risks related to economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, rising interest rates, higher commodity prices, labor costs or transportation costs, the coronavirus or other outbreaks of illness or disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•risks associated with international operations, such as conflict in territories in which we operate, currency conversion, currency fluctuations, the imposition of tariffs, quotas, shipping delays or difficulties, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•risks related to our leadership changes;
•our ability to attract and retain talented and diverse employees;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue and operating profit enhancing initiatives;
•risks relating to the impairment and/or write-offs of businesses, products and content we acquire and/or produce;
•the risk that acquisitions, dispositions and other investments we complete may not provide us with the benefits we expect, or the realization of such benefits may be significantly delayed. We may not achieve a successful or timely sale of non-core assets;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•fluctuations in our business due to seasonality;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•changes in tax laws or regulations, or the interpretation and application of such laws and regulations, which may cause us to alter tax reserves or make other changes which significantly impact our reported financial results;
•the impact of litigation or arbitration decisions or settlement actions;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners; and
•other risks and uncertainties as may be detailed in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquisition and related costs, acquired intangible amortization, Operational Excellence and Blueprint 2.0 implementation charges; and certain non-cash asset impairment charges. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings (loss) attributable to noncontrolling interests, depreciation and amortization of intangibles. Adjusted EBITDA also excludes Operational Excellence and Blueprint 2.0 implementation charges, certain non-cash asset impairment charges and the impact of stock compensation (including acquisition-related stock expense). As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share and Adjusted operating profit provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. The impact of changes in foreign currency exchange rates used to translate the consolidated statements of operations is quantified by translating the current period revenues at the prior period exchange rates and comparing this amount to the prior period reported revenues. The Company believes that the presentation of the impact of changes in exchange rates, which are beyond the Company’s control, is helpful to an investor’s understanding of the performance of the underlying business. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E

Investors: Debbie Hancock | Hasbro, Inc. | (401) 727-5464 | debbie.hancock@hasbro.com
Media: Roberta Thomson | Hasbro, Inc. | (650) 285-9721 | bertie.thomson@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(Unaudited)
(Millions of Dollars)

	October 1, 2023	September 25, 2022
ASSETS
Cash and Cash Equivalents	$185.5	$551.6
Accounts Receivable, Net	1,102.0	1,188.8
Inventories	617.7	844.5
Prepaid Expenses and Other Current Assets	286.2	658.8
Assets Held for Sale	1,048.7	16.8
Total Current Assets	3,240.1	3,260.5
Property, Plant and Equipment, Net	474.6	411.8
Goodwill	3,238.8	3,469.8
Other Intangible Assets, Net	655.1	1,079.7
Other Assets	731.6	1,404.3
Total Assets	$8,340.2	$9,626.1

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Short-Term Borrowings	$—	$122.3
Current Portion of Long-Term Debt	60.0	122.6
Accounts Payable and Accrued Liabilities	1,356.8	2,097.0
Liabilities Held for Sale	607.4	15.0
Total Current Liabilities	2,024.2	2,356.9
Long-Term Debt	3,654.6	3,725.1
Other Liabilities	438.2	545.1
Total Liabilities	6,117.0	6,627.1
Total Shareholders' Equity	2,223.2	2,999.0
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$8,340.2	$9,626.1

(1) Amounts may not sum due to rounding

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(Unaudited)
(Millions of Dollars and Shares Except Per Share Data)

	Quarter Ended				Nine Months Ended
	October 1, 2023	% Net Revenues	September 25, 2022	% Net Revenues	October 1, 2023	% Net Revenues	September 25, 2022	% Net Revenues
Net Revenues	$1,503.4	100.0%	$1,675.9	100.0%	$3,714.4	100.0%	$4,178.2	100.0%
Costs and Expenses:
Cost of Sales	494.5	32.9%	586.6	35.0%	1,132.0	30.5%	1,331.2	31.9%
Program Cost Amortization	68.4	4.5%	146.5	8.7%	325.3	8.8%	365.7	8.8%
Royalties	106.9	7.1%	135.1	8.1%	295.8	8.0%	335.3	8.0%
Product Development	76.7	5.1%	82.4	4.9%	232.4	6.3%	231.2	5.5%
Advertising	81.9	5.4%	115.2	6.9%	249.8	6.7%	277.0	6.6%
Amortization of Intangibles	19.2	1.3%	26.9	1.6%	65.1	1.8%	81.2	1.9%
Selling, Distribution and Administration	352.3	23.4%	365.8	21.8%	1,050.0	28.3%	1,000.1	23.9%
Impairment of Goodwill	—	0.0%	—	0.0%	231.2	6.2%	—	0.0%
Loss on Assets Held for Sale	473.0	31.5%	23.1	1.4%	473.0	12.7%	23.1	0.6%
Operating Profit (Loss)	(169.5)	-11.3%	194.3	11.6%	(340.2)	-9.2%	533.4	12.8%
Interest Expense	47.1	3.1%	41.9	2.5%	140.0	3.8%	125.2	3.0%
Other Expense (Income), Net	(1.6)	-0.1%	(13.2)	-0.8%	(16.3)	-0.4%	(17.5)	-0.4%
Earnings (Loss) before Income Taxes	(215.0)	-14.3%	165.6	9.9%	(463.9)	-12.5%	425.7	10.2%
Income Tax Expense (Benefit)	(44.6)	-3.0%	37.4	2.2%	(36.9)	-1.0%	94.1	2.3%
Net Earnings (Loss)	(170.4)	-11.3%	128.2	7.6%	(427.0)	-11.5%	331.6	7.9%
Net Earnings (Loss) Attributable to Noncontrolling Interests	0.7	0.0%	(1.0)	-0.1%	1.2	0.0%	(0.8)	0.0%
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(171.1)	-11.4%	$129.2	7.7%	$(428.2)	-11.5%	$332.4	8.0%

Per Common Share
Net Earnings (Loss)
Basic	$(1.23)		$0.93		$(3.09)		$2.39
Diluted	$(1.23)		$0.93		$(3.09)		$2.39

Cash Dividends Declared	$0.70		$0.70		$2.10		$2.10

Weighted Average Number of Shares
Basic	138.8		138.3		138.7		138.9
Diluted	139.2		138.5		139.0		139.1
(1) Amounts may not sum due to rounding

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(Unaudited)
(Millions of Dollars)

	Nine Months Ended
	October 1, 2023	September 25, 2022
Cash Flows from Operating Activities:
Net Earnings (Loss)	$(427.0)	$331.6
Impairment of Goodwill	231.2	—
Loss on Assets Held for Sale	473.0	23.1
Other Non-Cash Adjustments	545.6	544.0
Changes in Operating Assets and Liabilities	(487.9)	(636.5)
Net Cash Provided by Operating Activities	334.9	262.2

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(160.4)	(130.7)
Investments and Acquisitions	—	(146.3)
Other	(2.2)	11.2
Net Cash Utilized by Investing Activities	(162.6)	(265.8)

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	2.5	3.3
Repayments of Long-Term Debt	(107.0)	(182.0)
Net Proceeds from Short-Term Borrowings	0.3	121.6
Purchases of Common Stock	—	(125.0)
Stock-Based Compensation Transactions	—	74.2
Dividends Paid	(290.9)	(288.6)
Payments Related to Tax Withholding for Share-Based Compensation	(15.7)	(21.1)
Other	(7.2)	(25.4)
Net Cash Utilized by Financing Activities	(418.0)	(443.0)

Effect of Exchange Rate Changes on Cash	(11.5)	(16.2)

Net Decrease in Cash Balances Classified as Held for Sale	(70.4)	(4.8)

Net Decrease in Cash and Cash Equivalents	(327.6)	(467.6)

Cash and Cash Equivalents at Beginning of Year	513.1	1,019.2

Cash and Cash Equivalents at End of Period	$185.5	$551.6

(1) Amounts may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED (9)
(Unaudited)
(Millions of Dollars)

Operating Results
	Quarter Ended October 1, 2023			Quarter Ended September 25, 2022
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (1)	$1,503.4	$—	$1,503.4	$1,675.9	$—	$1,675.9	-10%
Operating Profit (Loss)	(169.5)	512.1	342.6	194.3	76.2	270.5	27%
Operating Margin	-11.3%	34.1%	22.8%	11.6%	4.5%	16.1%

Segment Results
Consumer Products:
External Net Revenues (2)	$956.9	$—	$956.9	$1,160.8	$—	$1,160.8	-18%
Operating Profit	96.1	10.9	107.0	136.8	9.0	145.8	-27%
Operating Margin	10.0%	1.1%	11.2%	11.8%	0.8%	12.6%

Wizards of the Coast and Digital Gaming:
External Net Revenues (3)	$423.6	$—	$423.6	$303.5	$—	$303.5	40%
Operating Profit	203.4	—	203.4	102.2	—	102.2	99%
Operating Margin	48.0%	—	48.0%	33.7%	—	33.7%

Entertainment:
External Net Revenues (4)	$122.9	$—	$122.9	$211.6	$—	$211.6	-42%
Operating Profit (Loss)	(468.5)	476.6	8.1	(28.9)	34.8	5.9	37%
Operating Margin	>-100%	>100%	6.6%	-13.7%	16.4%	2.8%

Corporate and Other:
Operating Profit (Loss)	$(0.5)	$24.6	$24.1	$(15.8)	$32.4	$16.6	-45%

(1) Effective in the first quarter of 2023, the Company realigned our brand portfolios to correspond with the Blueprint 2.0 strategy. Net Revenues by Brand Portfolio below have been restated to present the realigned structure.

	Net Revenues
	Quarter Ended
	October 1, 2023	September 25, 2022	% Change
Net Revenues by Brand Portfolio
Franchise Brands (a)	$1,011.0	$939.8	8%
Partner Brands	228.2	349.9	-35%
Portfolio Brands	170.3	209.0	-19%
Non-Hasbro Branded Film & TV	93.9	177.2	-47%
Total	$1,503.4	$1,675.9

(a) Franchise Brands include: DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS.

	Net Revenues
	Quarter Ended
	October 1, 2023	September 25, 2022	% Change
MAGIC: THE GATHERING	$287.4	$239.3	20%
Hasbro Total Gaming (b)	628.0	508.6	23%

(b) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

	Net Revenues
	Quarter Ended
	October 1, 2023	September 25, 2022	% Change
(2) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$573.6	$693.3	-17%
Europe	208.7	271.6	-23%
Asia Pacific	61.8	82.8	-25%
Latin America	112.8	113.1	0%
Total	$956.9	$1,160.8

	Net Revenues
	Quarter Ended
	October 1, 2023	September 25, 2022	% Change
(3) Wizards of the Coast and Digital Gaming Net Revenues by Category
Tabletop Gaming	$290.5	$246.3	18%
Digital and Licensed Gaming	133.1	57.2	>100%

Total	$423.6	$303.5

	Net Revenues
	Quarter Ended
	October 1, 2023	September 25, 2022	% Change
(4) Entertainment Segment Net Revenues by Category
Film and TV	$102.1	$188.6	-46%
Family Brands	20.8	13.6	53%
Music and Other	—	9.4	-100%
Total	$122.9	$211.6

Operating Results
	Nine Months Ended October 1, 2023			Nine Months Ended September 25, 2022
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (5)	$3,714.4	$—	$3,714.4	$4,178.2	$—	$4,178.2	-11%
Operating Profit (Loss)	(340.2)	866.8	526.6	533.4	119.9	653.3	-19%
Operating Margin	-9.2%	23.3%	14.2%	12.8%	2.9%	15.6%

Segment Results
Consumer Products:
External Net Revenues (6)	$2,132.5	$—	$2,132.5	$2,567.8	$—	$2,567.8	-17%
Operating Profit	61.5	32.3	93.8	138.9	28.9	167.8	-44%
Operating Margin	2.9%	1.5%	4.4%	5.4%	1.1%	6.5%

Wizards of the Coast and Digital Gaming:
External Net Revenues (7)	$1,094.4	$—	$1,094.4	$986.1	$—	$986.1	11%
Operating Profit	422.5	—	422.5	434.2	—	434.2	-3%
Operating Margin	38.6%	—	38.6%	44.0%	—	44.0%

Entertainment:
External Net Revenues (8)	$487.5	$—	$487.5	$624.3	$—	$624.3	-22%
Operating Profit (Loss)	(801.4)	786.2	(15.2)	(2.4)	52.3	49.9	>-100%
Operating Margin	>-100%	>100%	-3.1%	-0.4%	8.4%	8.0%

Corporate and Other:
Operating Profit (Loss)	$(22.8)	$48.3	$25.5	$(37.3)	$38.7	$1.4	>100%

(5) Effective in the first quarter of 2023, the Company realigned our brand portfolios to correspond with the Blueprint 2.0 strategy. Net Revenues by Brand Portfolio below have been restated to present the realigned structure.

	Net Revenues
	Nine Months Ended
	October 1, 2023	September 25, 2022	% Change
Net Revenues by Brand Portfolio
Franchise Brands (a)	$2,412.8	$2,416.2	0%
Partner Brands	533.8	775.8	-31%
Portfolio Brands	369.4	457.4	-19%
Non-Hasbro Branded Film & TV	398.4	528.8	-25%
Total	$3,714.4	$4,178.2

(a) Franchise Brands include: DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS

	Net Revenues
	Nine Months Ended
	October 1, 2023	September 25, 2022	% Change
MAGIC: THE GATHERING	$827.5	$802.0	3%
Hasbro Total Gaming (b)	1,505.7	1,415.7	6%

(b) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

	Net Revenues
	Nine Months Ended
	October 1, 2023	September 25, 2022	% Change
(6) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$1,234.7	$1,531.8	-19%
Europe	472.2	610.4	-23%
Asia Pacific	191.5	201.6	-5%
Latin America	234.1	224.0	5%
Total	$2,132.5	$2,567.8

	Net Revenues
	Nine Months Ended
	October 1, 2023	September 25, 2022	% Change
(7) Wizards of the Coast and Digital Gaming Net Revenues by Category
Tabletop Gaming	$806.9	$800.3	1%
Digital and Licensed Gaming	287.5	185.8	55%
Total	$1,094.4	$986.1

	Net Revenues
	Nine Months Ended
	October 1, 2023	September 25, 2022	% Change
(8) Entertainment Segment Net Revenues by Category
Film and TV	$423.8	$527.0	-20%
Family Brands	63.7	59.6	7%
Music and Other	—	37.7	-100%
Total	$487.5	$624.3

(9) Amounts within this section may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of EBITDA and Adjusted EBITDA (1)
	Quarter Ended		Nine Months Ended
	October 1, 2023	September 25, 2022	October 1, 2023	September 25, 2022
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(171.1)	$129.2	$(428.2)	$332.4
Interest Expense	47.1	41.9	140.0	125.2
Income Tax Expense (Benefit)	(44.6)	37.4	(36.9)	94.1
Net Earnings (Loss) Attributable to Noncontrolling Interests	0.7	(1.0)	1.2	(0.8)
Depreciation	33.4	32.7	88.0	94.4
Amortization of Intangibles	19.2	26.9	65.1	81.2
EBITDA	$(115.3)	$267.1	$(170.8)	$726.5
Non-GAAP Adjustments and Stock Compensation (2)	516.8	78.4	869.6	119.4
Adjusted EBITDA	$401.5	$345.5	$698.8	$845.9

(2) Non-GAAP Adjustments and Stock Compensation are comprised of the following:
Stock compensation	$19.2	$23.1	$54.1	$64.1
Operational Excellence charges	8.4	55.3	29.4	55.3
Blueprint 2.0 implementation charges	489.2	—	489.9	—
Impairment of goodwill and intangible Assets	—	—	296.2	—
Total	$516.8	$78.4	$869.6	$119.4

(1) Amounts may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)
Reconciliation of Adjusted Operating Profit (1)
	Quarter Ended		Nine Months Ended
	October 1, 2023	September 25, 2022	October 1, 2023	September 25, 2022

Operating Profit (Loss)	$(169.5)	$194.3	$(340.2)	$533.4
Consumer Products	96.1	136.8	61.5	138.9
Wizards of the Coast and Digital Gaming	203.4	102.2	422.5	434.2
Entertainment	(468.5)	(28.9)	(801.4)	(2.4)
Corporate and Other	(0.5)	(15.8)	(22.8)	(37.3)

Non-GAAP Adjustments (2)	$512.1	$76.2	$866.8	$119.9
Consumer Products	10.9	9.0	32.3	28.9
Entertainment	476.6	34.8	786.2	52.3
Corporate and Other	24.6	32.4	48.3	38.7

Adjusted Operating Profit	$342.6	$270.5	$526.6	$653.3
Consumer Products	107.0	145.8	93.8	167.8
Wizards of the Coast and Digital Gaming	203.4	102.2	422.5	434.2
Entertainment	8.1	5.9	(15.2)	49.9
Corporate and Other	24.1	16.6	25.5	1.4

(2) Non-GAAP Adjustments include the following:
Acquisition-related costs (i)	$—	$3.8	$1.9	$10.1
Acquired intangible amortization (ii)	14.5	17.1	49.4	54.5
Operational Excellence charges (iii)
Transformation office and consultant fees	8.4	7.2	29.4	7.2
Loss on assets held for sale (b)	—	23.1	—	23.1
Impairment of assets (c)	—	3.7	—	3.7
Severance and other employee charges (d)	—	21.3	—	21.3
Blueprint 2.0 implementation charges (iv)
eOne TV and Film business sale process charges (a)	16.2	—	16.9	—
Loss on assets held for sale (b)	473.0		473.0
Impairment of goodwill and intangible assets (v)	—	—	296.2	—
Total	$512.1	$76.2	$866.8	$119.9
(i) In association with the Company's acquisition of eOne, the Company incurred stock compensation expenses of $1.9 ($1.7 after-tax) for the nine months ended October 1, 2023, and $3.8 ($3.3 after-tax) and $10.1 ($8.9 after-tax), respectively, in the quarter and nine months ended September 25, 2022. The expense is included within Selling, Distribution and Administration.
(ii) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(iii) These costs relate to the comprehensive review of the Company's operations and development of a transformation plan to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations. These charges consists of:
(a) Program related consultant and transformation office fees of $8.4 ($6.4 after tax) and $29.4 ($22.5 after-tax) for the quarter and nine months ended October 1, 2023, and $7.2 ($5.5 after-tax) in the quarter and nine months ended September 25, 2022, are included within Selling, Distribution and Administration within the Corporate and Other segment.
(b) Loss on assets held for sale of $23.1 ($21.1 after-tax) for the quarter and nine months ended September 25, 2022 related to the exit of non-core businesses within the Entertainment segment. The assets and liabilities of these businesses were revalued and disclosed separately on the balance sheet. The charge is comprised of a goodwill impairment loss of $11.8 and other asset impairments of $11.3.
(c) Assets impairments of $3.7 ($3.7 after-tax) for the quarter and nine months ended September 25, 2022, related to projects discontinued as part of the strategic review included in Program Cost Amortization within the Entertainment segment.
(d) Severance and other employee charges of $21.3 ($19.1 after-tax) for the quarter and nine months ended September 25, 2022, associated with cost-savings initiatives across the Company.
(iv) The Company announced the results of its strategic review, Blueprint 2.0, a consumer-centric approach focusing on fewer, bigger brands, expanded licensing, branded entertainment, and high-margin growth in games, digital and direct. As the Company implements the new strategy, charges recognized are $489.2 ($381.5 after tax) and $489.9 ($382.0 after-tax), respectively, for the quarter and nine months ended October 1, 2023, respectively, consisting of:
(a) eOne TV and Film business sale process charges of $16.2 ($12.5 after tax) and $16.9 ($13.0 after-tax) for the quarter and nine months ended October 1, 2023, respectively, as a result of the sale process for the part of its eOne TV and film business not directly supporting the Company's Branded Entertainment Strategy. These charges are included in Selling, Distribution and Administration.
(b) Loss on assets held for sale of $473.0 ($369.0 after-tax) for the quarter and nine months ended October 1, 2023 related to the planned sale of the eOne Film and TV business not directly supporting the Company's Entertainment Strategy within the Entertainment segment. The assets and liabilities of these businesses were revalued and disclosed separately on the balance sheet.
(v) Non-cash Goodwill and Asset impairment charges of $296.2 ($279.9 after tax) for the nine months ended October 1, 2023 incurred within the Entertainment segment, of which $231.2 related to the goodwill impairment of Film & TV due to the expected economic impact of industry factors and $65.0 related to an impairment of the Company's definite-lived intangible, eOne Trademark, which are included in Impairment of Goodwill and Selling, Distribution and Administration, respectively.
(1) Amounts may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share (1)
	Quarter Ended
(all adjustments reported after-tax)	October 1, 2023	Diluted Per Share Amount	September 25, 2022	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(171.1)	$(1.23)	$129.2	$0.93
Acquisition and related costs	—	—	3.3	0.02
Acquired intangible amortization	11.0	0.08	14.3	0.10
Operational Excellence charges	6.4	0.05	49.4	0.36
Blueprint 2.0 implementation charges	381.5	2.74	—	—
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$227.8	$1.64	$196.2	$1.42

	Nine Months Ended
(all adjustments reported after-tax)	October 1, 2023	Diluted Per Share Amount	September 25, 2022	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(428.2)	$(3.09)	$332.4	$2.39
Acquisition and related costs	1.7	0.01	8.9	0.06
Acquired intangible amortization	38.6	0.28	45.5	0.33
Operational Excellence charges	22.5	0.16	49.4	0.36
Blueprint 2.0 implementation charges	382.0	2.75	—	—
Impairment of goodwill and intangible assets	279.9	2.01	—	—
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$296.5	$2.13	$436.2	$3.14

(1) Amounts may not sum due to rounding